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                                                                   EXHIBIT 10.36


                      AMENDMENT TO OFFICE BUILDING LEASE
                      ----------------------------------



THIS AMENDMENT TO OFFICE BUILDING LEASE (this "Amendment") is entered into
                                               ----------
effective as of the 1st day of March, 1999, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord"), and
                                                         --------
FIRSTWORLD COMMUNICATIONS, INC., a Delaware corporation ("Tenant").
                                                          ------

                                  WITNESSETH:

     A. Landlord and Tenant entered into that certain Office Building Lease ("the Lease"), as of December 1, 1998, with respect to the premises known as
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Suite 208, comprised of approximately 7,108 rentable square feet (the "Original
                                                                       --------
Premises"), being a part of the building known as the Paragon Building located
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at 7100 East Belleview Avenue, Greenwood Village, Colorado (the "Building").
                                                                 --------

     B. Landlord and Tenant desire to amend the Lease to adjust the net rentable square feet of the Premises, the amount of the Base Rent and otherwise in the manner and form hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Additional Premises. Effective as of March 1, 1999, approximately
          -------------------
5,979 rentable square feet, known as Suite 111 and depicted on Exhibit 1 hereto (the "Additional Premises") shall be added to the Premises. The terms and conditions of the Lease shall apply to the Additional Premises and the term "Premises," when used in the Lease shall mean the Original Premises and the Additional Premises.

     2.   Condition of Additional Premises. Tenant accepts the Additional
          --------------------------------
Premises "as is" and Landlord shall have no obligation for the completion or remodeling of the Additional Premises.

     3.   Base Rent. Effective as of March 1,1999 the Base Rent, as defined in
          ---------
Section 3 of the Lease shall be Two Hundred Fifty Four Thousand Six Hundred Thirty One Dollars and Ninety Six Cents ($254,631.96) per year and shall be payable in monthly installments of Twenty One Thousand Two Hundred Nineteen Dollars and Thirty Three Cents ($21,219.33) through the Primary Lease term.

     4.   Tenant's Pro Rata Share. Effective as of March 1,1999, Section 5 of
          -----------------------
the Lease is amended to provide: Tenant's Pro Rata Share shall be 7.7%, calculated on the basis of the
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ratio of the total rentable area of floor space in the Premises to the total rentable area of the floor space in the Building, which shall be deemed to be 169,757.

     5.   Parking. Effective on March 1,1999, Paragraph 29 of the Lease shall be
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amended to substitute 43 for 24 parking spaces.

     6.   Miscellaneous.
          -------------

          a. Tenant represents and warrants to Landlord that it has not engaged any broker in connection with the negotiation and/or execution of this Amendment except for Frederick Ross Company. Tenant has no knowledge of any brokers' involvement in this transaction, except PREMISYS COLORADO, a Delaware corporation ("Premisys"), which has acted as Landlord's leasing agent. Tenant will indemnify Landlord and Premisys against any claim or expense (including, without limitation, attorneys' fees) paid or incurred by Landlord or Premisys, respectively, as a result of any claim for commissions or fees by any broker, finder or agent other than Fredrick Ross Company, whether or not meritorious, employed by Tenant or claiming by, through or under Tenant. Tenant acknowledges that Landlord is not liable for any representations by Premisys or any other broker or agent regarding the Premises, the Building or this Amendment.

          b. In the event of any litigation arising out or of in connection with this Amendment, the prevailing party shall be awarded reasonable attorney's fees, costs and expenses.

          c. The Lease as modified herein remains in full force and effect and is ratified by Landlord and Tenant. In the event of any conflict between the Lease and this Amendment, the terms and conditions of this Amendment shall control. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

          d. This Amendment is binding upon and inures to the benefit of the parties hereto and their heirs, personal representative, successors and assigns. Except as expressly provided herein, Tenant has not assigned or transferred any interest in the Lease and has full power and authority to execute this Amendment. Tenant has no known claims of any kind or nature against Landlord arising from or under the Lease and there are no agreements between Landlord and Tenant other than the Lease, as amended hereby.

          e. Time is of the essence herein, unless waived by Landlord, which it shall have the right, but not the obligation to do.


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          f.   This Amendment shall be governed by and construed in
accordance with the laws of the State of Colorado.

          g. The respective rights and obligations of Landlord and Tenant with respect to the Original Premises shall be preserved and shall survive the Surrender Date as to all matters arising or accruing prior to the Surrender Date.

          j.   Tenant represents as follows:

               (1) Neither Tenant nor any of its affiliates (within the meaning of Part V(c) of Prohibited Transaction Exemption 84-14,49 Fed.Reg. 9494 (1984), as amended ("PTE 84-14") has, or during the immediately
                                    ---------
          preceding year, has exercised authority to:

                    (A) appoint or terminate the Prudential Insurance Company of
               America or Prudential Real Estate Investors ("Prudential") as investment manager over assets of any employee benefit plan invested in Landlord; or

                    (B) negotiate the terms of a management agreement with
               Prudential on behalf of any such plan;

               (2) Tenant is not a "related party" of Prudential (as defined in Part V(h) of PTE 84-14);

               (3) Tenant has negotiated and determined the terms of this Amendment at arm's length, as such terms would be negotiated and determined by Tenant with unrelated parties; and

               (4) Tenant is not an "employee benefit plan" as defined in
          Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a "plan" as defined in Section 4965(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), or any entity deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 of any such employee benefit plan or plans.



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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to
Office Building Lease as of the day and year first above written.

                              LANDLORD:
                              --------

                              THE PRUDENTIAL INSURANCE COMPANY
                              OF AMERICA, a New Jersey corporation

                              By: CUSHMAN AND WAKEFIELD,
                                  INC./PREMISYS COLORADO, a
                                  Delaware corporation, as agent for The
                                  Prudential Insurance Company of America


                              By: /s/ Stephen M. Schwab
                                 ------------------------------------------
                                  Stephen M. Schwab
                                  Its:  Director
                                  Date: 3/5/99


                              TENANT:
                              ------

                              FIRSTWORLD COMMUNICATIONS, INC. a
                              Delaware corporation


                              By: /s/ Scott M. Chase
                                 ------------------------------------------
                                 Print Name: Scott M. Chase
                                 Its:  SVP Corp. & Gov't. Affairs
                                 Date: 2/22/99






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                                   Exhibit 1
                             "Additional Premises"


Exhibit 1 - "Additional Premises" includes a diagram of the paragon building, first level.